Exhibit 99.1

Westwater Bringing Innovative Graphite-Processing Plant, Jobs to Alabama

Governor, Secretary of Commerce, local leaders join company officials in announcing incentives package, plans for first-of-its-kind plant in U.S.

MONTGOMERY, Ala. and CENTENNIAL, Colo. – June 22, 2021 – Officials of Westwater Resources, Inc. (NYSE American: WWR) joined Alabama Gov. Kay Ivey and other state and local leaders at a press conference in Montgomery today to announce the governor’s signing of incentives agreements that will bring a first-of-its kind, advanced graphite processing plant to the state and put Alabama at the forefront in producing an essential material in the batteries that power electric vehicles, electronics and other green energy products and equipment.

The plant will be built in the Kellyton area in Coosa County, near Alexander City, by Alabama Graphite Products, LLC, a subsidiary of Alabama Graphite Corp. (“Alabama Graphite”) and its parent company, Westwater Resources, Inc. (“Westwater”). Westwater is a Colorado-based mineral resources company committed to exploring and developing materials for clean, sustainable energy production.

“This plant not only will make Alabama the U.S. leader in graphite production, the go-to place for this important resource in battery manufacturing, it also will elevate our standing even more as a major player in the fast-growing electric vehicle sector,” Ivey said. “We’re home to four major auto plants, and the ability to source precious materials in state for the lithium-ion batteries used in electric and hybrid vehicles will be a big plus in attracting other manufacturing jobs to the state.”

Graphite is used as the anode in lithium-ion batteries, as well as a conductivity enhancer for all types of batteries, including the common lead-acid batteries in traditional vehicles.

Gov. Ivey was joined at today’s press conference by Westwater President and CEO Chris Jones, Commerce Secretary Greg Canfield, state Sen. Clyde Chambliss, Alexander City Mayor Woody Baird, and representatives of the Coosa County Commission and the Lake Martin Area Economic Development Alliance as well as members of the Alabama Graphite Products team.

“I want to thank Gov. Ivey, Secretary Canfield, other state leaders and the many local officials in Alexander City and Coosa County who worked with us to make this vision come true,” Jones said. “The people of Alabama have been very welcoming since day one, and their cooperation has been integral in putting together the many pieces needed for us to build this innovative plant in Alabama. We look forward to being an active member of the business community here for many years to come.”

Alabama Graphite plans to make an initial investment of $80 million or more (with a second phase pushing the total to $124 million) in the graphite processing plant. Construction is expected to begin later this year, with the plant operating by the end of 2022. The plant is expected to employ at least 100 full-time, permanent workers. Those jobs will pay an estimated average hourly wage of $21.15.

The agreements signed by the governor will provide Alabama Graphite Products with jobs and tax credits under the Alabama Jobs Acts totaling up to an estimated $29.9 million over 15 years. In addition,

Alabama Industrial Development and Training (“AIDT”) will provide Alabama Graphite Products up to $925,000 in job-training and employee recruitment incentives.

Local incentives to be provided by the Lake Martin Area Economic Development Alliance, the Lake Martin Area Industrial Development Authority, Coosa County and Alexander City are estimated to total more than $4.7 million and are to include abatement of 10 years of noneducational property taxes and the use of 80 acres in the Lake Martin Regional Industrial Park at no cost. In addition,  a bridge will be built to provide additional access to the industrial park.

Water and wastewater treatment will be provided by Alexander City. In support of this effort, Alabama Graphite Products has entered into a public-private partnership to upgrade Alexander City’s wastewater treatment system with a contribution of $400,000 and prepayment of $100,000 in treatment fees.

“This is a great project for Alabama for many reasons,” said Commerce Secretary Canfield. “It perfectly complements our auto industry and what these automakers are doing with EVs here in Alabama. Mercedes and Hyundai have announced major expansion projects specifically for the manufacturing of electric vehicles. Plus, these are well-paying, sustainable jobs that will spur additional economic development and even more jobs in the area.”

Tallapoosa County Commissioner and Lake Martin Area Economic Development Alliance Chairman T.C. Coley Jr. said projects like this reinforce the Alliance's regional approach to economic development.

“Attracting an operation like this means a great deal to the region,” said Coley. “I can't praise enough the multi-jurisdictional effort led by our staff, Executive Director Chad Odom and Assistant Director Denise Walls. Their creativity, knowledge and use of local, state and federal resources made this possible. The mayor of Alexander City, the City Council, city staff and the Coosa County Commission also are to be commended for their efforts to overcome various infrastructure challenges and make investments that secure the region's economic future.”

In addition to making Alabama home to one of the first large-scale producers of refined graphite in the U.S., Alabama Graphite plans to mine raw graphite in western Coosa County in part of what was known as the “Alabama Graphite Belt.” Westwater Resources acquired mineral rights to approximately 42,000 graphite-deposit-rich acres in 2018 and expects to begin mining operations by 2028.

Westwater’s Jones noted that the U.S. government has declared graphite critical to the nation’s economy and national security.

“All of the graphite used and needed in the United States by the electric vehicle industry is imported,” he said. “Most of it is from China, where media have reported both worker and environmental issues. Domestic production of graphite reduces our dependence on foreign sources. Even though the raw graphite we will process into battery-grade material will be imported initially, none of it will be from China. We have secured agreements from other providers.”

Alabama Graphite will use a proprietary process to purify the raw graphite and refine it into battery grade purity. That process is safer and more environmentally friendly and sustainable than the hydrofluoric acid-based process commonly used in China and elsewhere that requires more water and produces more environment-damaging byproducts.

“One of our core values is safety. We’re protective of our workers, the community and the environment,” Jones said. “Whether it’s mining or processing graphite, our company is committed to doing it in an environmentally safe, sustainable manner. The biggest virtue of electric vehicles and other battery-powered products is they reduce carbon emissions and are better for the environment. Producing the key materials for those batteries, we believe, can and should be done in an environmentally responsible way as well.”

Alabama Graphite’s processing plant will produce approximately 7,500 tons of battery-grade graphite a year initially, eventually expanding to 15,000 tons. The battery in an average EV needs about 175-200 pounds of graphite. Ford’s new electric F-150 truck, the Lightning, is expected to need roughly 450 pounds of graphite, Jones said.

About Westwater Resources

Westwater Resources (NYSE American: WWR) is focused on developing battery-grade graphite. The Company’s projects include the Coosa Graphite Project — the most advanced natural flake graphite project in the contiguous United States — and the associated Coosa Graphite Deposit located across 41,900 acres (~17,000 hectares) in east-central Alabama. For more information, visit www.westwaterresources.net.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," “scheduled,” and other similar words. All statements addressing events or developments that WWR expects or anticipates will occur in the future, including but not limited to the cost and timing for commencement of operations at the Company’s proposed processing plant, the value of the incentives realized by the Company, future production of battery graphite products, future financing activities and financial resources, and activities involving the Coosa Graphite Project and the Coosa Graphite Deposit. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to successfully construct and operate a processing plant capable of producing battery grade materials in quantities and on schedules consistent with the Coosa Graphite Project business plan; (b) the Company’s ability to raise additional capital in the future including the ability to utilize existing financing facilities; (c) spot price and long-term contract price of graphite and vanadium; (d) risks associated with our operations and the operations of our partners such as Dorfner Anzaplan and Samuel Engineering, including the impact of COVID-19; (e) operating conditions at the Company’s projects; (f) government regulation of the graphite industry and the vanadium industry; (g) world-wide graphite and vanadium supply and demand, including the supply and demand for energy storage batteries; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates or intends to operate, including but not limited to Alabama and Colorado; (i) any graphite or vanadium discoveries not being in high-enough concentration to make it economic to extract the minerals; (j) currently pending or new litigation or arbitration; and (k) other factors which are more fully described in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Contacts Westwater Resources

Christopher M. Jones, President & CEO Phone: 303.531.0480 Jeff Vigil, VP Finance & CFO Phone: 303.531.0481 Email: Info@WestwaterResources.net	Product Sales Contact: Jay Wago, Vice President – Sales and Marketing Phone: 303.531.0472 Email: Sales@westwaterresources.net
Investor Relations Porter, LeVay & Rose Michael Porter, President Phone: 212.564.4700 Email: Westwater@plrinvest.com	Public Relations Direct Communications Eddie Lard Phone: 205.746.3274 Email: Contact: eddie@dcwins.com

For more information about Alabama Graphite Products, go online to www.alabamagraphiteproducts.com.

###